UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 12, 2007
CINCINNATI FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Ohio	0-4604	31-0746871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6200 S. Gilmore Road, Fairfield, Ohio		45014-5141
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(513) 870-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.  On April 12, 2007, Cincinnati Financial Corporation issued the attached news release titled “Cincinnati Financial Corporation Anticipates Strong 2007 First-quarter Results.” The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. This report should not be deemed an admission as to the materiality of any information contained in the news release.

In accordance with general instruction B.2 of Form 8-K, the information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 – News release dated April 12, 2007, titled “Cincinnati Financial Corporation Anticipates Strong 2007 First-quarter Results.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI FINANCIAL CORPORATION

Date April 16, 2007

/s/ Kenneth W. Stecher

Kenneth W. Stecher

Chief Financial Officer, Executive Vice President, Secretary and Treasurer

(Principal Accounting Officer)

CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:

P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

(513) 870-2000

Investor Contact: Heather J. Wietzel

 (513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Exhibit 99.1

Cincinnati Financial Corporation Anticipates Strong 2007 First-quarter Results

• Preliminary property casualty underwriting results indicate combined ratio below 91%

• Current-quarter storm losses to be largely offset by reduced estimate for 2006 catastrophe losses

• Full-year profitability outlook improves

Cincinnati, April 12, 2007 – Cincinnati Financial Corporation (Nasdaq: CINF) today announced that it expects the first-quarter 2007 GAAP combined ratio to be below 91 percent, with catastrophe losses contributing approximately 0.4 percentage points. In last year’s first quarter, the combined ratio was 92.0 percent, including 5.0 percentage points from catastrophe losses.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented, “Our emphasis is on the long term, providing the quality service and consistent approach that distinguishes Cincinnati in the insurance marketplace. We believe that first-quarter results will reflect our efforts to sustain healthy profitability at a time when higher loss severity and softer pricing are industrywide challenges.”

Schiff noted, “Our ability to produce steady underwriting results and our low level of storm losses for the quarter give us a more optimistic outlook on 2007 profitability. We now believe it is possible that our 2007 full-year GAAP combined ratio could come in at or below the low end of our previously announced target of 97 percent to 99 percent. That would allow for catastrophe losses, net of reinsurance, to contribute approximately 5.0 percentage points to the full-year combined ratio.” Net of reinsurance, full-year 2006 catastrophe losses of $175 million added 5.5 percentage points to the combined ratio.

“Along with the favorable underwriting results we expect for the first quarter, premiums for our commercial lines and personal lines of business appear in line with our expectations. For full-year 2007, we continue to expect that total property casualty net written premium growth may be in the low single digits, reflecting market conditions including the heightened commercial lines competition,” Schiff said.

Schiff noted, “Our preliminary estimate is for approximately $16 million in pretax catastrophe losses caused by five weather events during the 2007 first quarter, mitigated by reduced estimates of losses from catastrophes in earlier years, in particular the October 2006 hail storm. Even without the benefit of those reduced estimates, first-quarter catastrophe losses would have been at the lowest level we have experienced since the second quarter of 2005.”

Based on these preliminary estimates, the first-quarter 2007 net catastrophe losses are expected to be approximately $3 million, adding approximately 0.4 percentage points to the property casualty combined ratio with an impact on earnings of $2 million, or 1 cent per share. For the comparable 2006 quarter, catastrophe losses were $39 million, contributing 5.0 percentage points to the combined ratio, with an impact on earnings of $26 million, or 14 cents per share.

“Investment operations continue to provide an important contribution to our net income,” Schiff said. “Investment income growth for the quarter should be in line with the 6.5 percent to 7.0 percent growth rate that is our full-year 2007 target. Seventeen of our 47 publicly traded common stock holdings increased their dividends since the beginning of 2007. In addition, we repurchased 1.5 million of our own common shares at a total cost of $64 million during the first quarter.”

Cincinnati Financial plans to report final first-quarter results on Wednesday, May 2. A conference call to discuss the results will be held at 11:00 a.m. ET on that day. Details regarding the Internet broadcast of the conference call are posted on the Investors page of www.cinfin.com.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company’s Web site at www.cinfin.com.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2006 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 20. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

•

Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•

Increased frequency and/or severity of claims

•

Inaccurate estimates or assumptions used for critical accounting estimates

•

Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Downgrade of the company’s financial strength ratings

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•

Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

•

Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace or

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Restrict our ability to execute our business model, including the way we compensate agents

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Sustained decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Events that lead to a significant decline in the value of a particular security and impairment of the asset

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest-rate fluctuations that result in declining values of fixed-maturity investments

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Adverse outcomes from litigation or administrative proceedings

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Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

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Events, such as an avian flu epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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